Exhibit 10.2

FORM OF AMENDMENT TO EMPLOYEE CONFIDENTIALITY, INVENTION ASSIGNMENT AND NON-COMPETE AGREEMENT

THIS AMENDMENT TO EMPLOYEE CONFIDENTIALITY, INVENTION ASSIGNMENT AND NON-COMPETE AGREEMENT (this “Amendment”), dated as of ______________, 2018 (the “Amendment Date”), is entered into by and between Cascadian Therapeutics, Inc. (the “Company”) and ____________ (“Executive”).

WHEREAS, the Company and Executive are parties to that certain Employee Confidentiality, Invention Assignment and Non-Compete Agreement, made effective as of _____________ (the “Agreement”); and

WHEREAS, the Company and Executive each desire to amend the terms of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises in this Amendment, the parties hereto hereby amend the Agreement as follows, effective as of the date hereof, in the following particulars:

1.     The last sentence of the first paragraph of Section 7 is hereby amended to read as follows:

“Therefore, Employee agrees that during the period of Employee’s employment with the Company and for a period of two (2) years thereafter, Employee shall not, directly or indirectly, through any other person, firm, corporation or other entity (whether as an officer, director, employee, partner, consultant, holder of equity or debt investment, lender or in any other manner or capacity):”

2.     The first sentence of subsection (a) of Section 7 is hereby amended to read as follows:

“(a) develop, sell, market, offer to sell products and/or services anywhere in the world that (i) target Her-2 positive metastatic breast cancer or Her-2 positive metastatic colorectal cancer, or (ii) have the same or similar technological approach or technology platform (e.g., same receptors, same mechanism of action, etc.) and have the same potential indication(s) as any product being developed, offered or sold by the Company on the date of the termination of Employee’s employment with the Company for any reason, provided that the foregoing shall not be violated by Employee’s activities with an entity where the portion of the competitive business involved is less than fifteen percent (15%) of the total expenditures of the portion of the entity that is under Employee’s supervision.”

3.     In all other respects, the provisions of this Agreement are hereby ratified and confirmed, and they shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day first above written.

CASCADIAN THERAPEUTICS, INC.	EXECUTIVE

By:
Its: